UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

Principia Biopharma Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38653	26-3487603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Jamie Court, Suite 302, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On December 13, 2018, Lewis J. Shuster, a director of Principia Biopharma Inc. (the “Company”) passed away. Mr. Shuster served on the Board of Directors of the Company (the “Board”) since 2015 and was chair of the Company’s Audit Committee at the time of his passing. Mr. Shuster’s death reduced the number of directors currently serving on the Company’s Audit Committee to two, rendering the Company noncompliant with NASDAQ Listing Rule 5605(c)(2) of the listing rules of The NASDAQ Stock Market LLC (“Nasdaq”), which requires that the Audit Committee of a Nasdaq-listed company have at least three members, each meeting independence and certain other criteria. On December 14, 2018, the Company advised Nasdaq of Mr. Shuster’s passing, its consequences with regard to compliance with NASDAQ Listing Rule 5605(c)(2) and the Company’s intention to regain compliance in a timely manner.

In accordance with NASDAQ Listing Rule 5605(c)(4), the Company has an automatic cure period in order to regain compliance with NASDAQ Listing Rule 5605(c)(2). The Company expects to regain compliance with such rule by filling Mr. Shuster’s vacancy on the Audit Committee with a new independent director who satisfies the applicable requirements of the Nasdaq Listing Rules prior to the expiration of the cure period provided under NASDAQ Listing Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: December 19, 2018	By:	/s/ Christopher Y. Chai
Christopher Y. Chai
Chief Financial Officer